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                                       EXHIBIT 23.1

Consent of PricewaterhouseCoopers LLP

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                                       EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 4 to the Registration Statements on Form S-1 (Nos. 333-83011, 333-83015, and 333-83017) of our reports dated January 25, 2002 relating to financial statements of Series D, Series E and Series
F of World Monitor Trust II, and our report dated January 18,
2002 relating to the statement of financial condition of Prudential Securities Futures Management, Inc., which appear in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


New York, New York
March 21, 2002